EXHIBIT 23.1

[DELOITTE & TOUCHE LLP LETTERHEAD]

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Cost Plus, Inc. on Form S-8 of our report dated March 15, 2002 appearing in the Annual Report on Form 10-K of Cost Plus, Inc. for the fiscal year ended February 2, 2002.

/S/    DELOITTE & TOUCHE LLP

San Francisco, California
July 22, 2002